UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2025

374WATER INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27866	88-0271109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Southcenter Court, Suite 200, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

(440) 601-9677

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of 374Water Inc. (the “Company”) held on June 11, 2025, the Company’s stockholders approved certain amendments to the Company’s 2021 Equity Incentive Plan (the “2021 EIP”) to (i) increase the amount of authorized common stock of the Company issuable under the 2021 EIP by 12,150,000 shares and (ii) increase the individual non-employee director compensation limit to $300,000 in any calendar year. A more complete description of the terms of the 2021 EIP and the amendments thereto can be found in “Proposal No. 3” beginning on page 40 of the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2025 (the “2025 Proxy Statement”), which description is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2025, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to increase the authorized shares of common stock from 200,000,000 to 1,000,000,000. As further described under Item 5.07 below, the proposal for the amendment was approved by the Company’s stockholders at the Annual Meeting. A copy of the Charter Amendment, which became effective immediately upon filing with the Secretary of State of the State of Delaware, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.03. The foregoing description of the amendment effected by the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment filed as Exhibit 3.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As of April 21, 2025, the record date for the Annual Meeting, there were 144,682,963 outstanding shares of the Company’s common stock. The Company’s stockholders voted on the following matters at the Annual Meeting, which are described in detail in the 2025 Proxy Statement: (i) to elect seven directors, Christian Gannon, Marc Deshusses, Deanna Rene Estes, Stephen Jones, James Pawloski, Buddie Joe (BJ) Penn and James M. Vanderhider, to serve on the Company’s Board of Directors until the 2026 Annual Meeting of Stockholders or until successors have been duly elected and qualified (“Proposal 1”), (ii) to ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 2”), (iii) to approve certain amendments to the 2021 EIP to (a) increase the amount of authorized common stock of the Company issuable under the 2021 EIP by 12,150,000 shares and (b) increase the individual non-employee director compensation limit to $300,000 in any calendar year (“Proposal 3”), and (iv) to approve and adopt an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of the Company from 200,000,000 shares to 1,000,000,000 shares (“Proposal 4”).

The Company’s stockholders approved the director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for directors as follows:

	Votes For	Withheld	Broker Non-Votes

Christian Gannon	71,727,224	3,549,262	22,625,197
Marc Deshusses	69,861,448	3,615,038	22,625,197
Deanna Rene Estes	66,022,141	9,254,345	22,625,197
Stephen Jones	72,655,525	2,610,961	22,625,197
James Palowski	72,657,658	2,618,828	22,625,197
Buddie Joe (BJ) Penn	68,425,405	6,911,081	22,625,197
James M. Vanderhider	65,300,261	9,976,225	22,625,197

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The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

93,357,121	263,896	280,666	-

The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

55,412,765	19,794,860	68,861	22,625,197

The Company’s stockholders approved Proposal 4. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

79,225,999	17,114,263	1,561,421	-

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of 374Water Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2025

/s/ Christian Gannon
Christian Gannon
Chief Executive Officer

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